Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-221939

PROSPECTUS

Honeywell International Inc.
Offer to Exchange
$444,859,000 aggregate principal amount of 3.812% Notes due 2047 for
$444,859,000 aggregate principal amount of 3.812% Notes due 2047 that have been registered under the
Securities Act of 1933, as amended (the “Securities Act”)

The Exchange Offer will expire at
5:00 p.m., New York City time, on January 29, 2018,
unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $444,859,000 aggregate principal amount of our outstanding 3.812% Notes due 2047 (CUSIP Nos. 438516BR6 and U4389JAA6) (the “Original Notes”) for a like principal amount of our 3.812% Notes due 2047 that have been registered under the Securities Act (CUSIP No. 438516BS4) (the “Exchange Notes”). We refer to this offer as the “Exchange Offer.” When we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

We will accept for exchange any and all Original Notes validly tendered and not validly withdrawn at any time prior to 5:00 p.m., New York City time, on January 29, 2018, unless extended (the “Expiration Date”).

You may withdraw tenders of Original Notes at any time before the applicable Expiration Date.

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of Original Notes for the corresponding Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for any Original Notes. We do not intend to list any Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for the 180-day period following the consummation of the Exchange Offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 6 to read about important factors you should consider before tendering your Original Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 28, 2017.

ABOUT THIS PROSPECTUS

You should read this prospectus carefully before you invest in the Exchange Notes. This prospectus contains important information you should consider when making your investment decision. We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus. We cannot provide assurance as to the reliability of any other information that others may give you. The information in this prospectus may only be accurate as of the date hereof or the information incorporated by reference herein. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

This prospectus incorporates important business and financial information about Honeywell that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Honeywell Investor Relations at the address and telephone number set forth below under “Information Incorporated by Reference.” To ensure timely delivery, you should make your request to us no later than January 22, 2018, which is five business days prior to the Expiration Date of the Exchange Offer.

If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information on our website is not incorporated by reference into this document.

In this prospectus, “we,” “our,” “us,” and “Honeywell” refer to Honeywell International Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” in this prospectus, and incorporated by reference herein, in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and the description of trends and other factors in

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Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and in our other filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E. Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into this prospectus. Reference to our Web site is made as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained herein. We incorporate by reference in this prospectus the documents listed below, all filings we make after the date of the initial registration statement and prior to effectiveness of the registration statement and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the date we consummate the Exchange Offer:

•

Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 10, 2017, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed with the SEC pursuant to Section 14 of the Exchange Act on March 9, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•

Our Current Reports on Form 8-K filed with the SEC on February 10, 2017, March 6, 2017, April 24, 2017, April 28, 2017, October 11, 2017 (Item 8.01 and Exhibit 99.1 only), October 23, 2017, October 30, 2017, November 3, 2017, November 6, 2017 (Form 8-K/A filing), November 20, 2017, November 21, 2017 and December 8, 2017.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference herein (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Honeywell International Inc.
115 Tabor Road
Morris Plains, New Jersey 07950
Attention: Investor Relations Department
(973) 455-2000

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the Exchange Offer.

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SUMMARY

This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes and the Exchange Offer. You should pay special attention to “Risk Factors” and “Forward-Looking Statements.”

Honeywell International Inc.

Honeywell invents and commercializes technologies that address some of the world’s most critical challenges around energy, safety, security, productivity and global urbanization. As a diversified technology and manufacturing company, Honeywell is uniquely positioned to blend physical products with software to serve customers worldwide with aerospace products and services, turbochargers, energy efficient products and solutions for homes, businesses and transportation, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and productivity, sensing, safety and security technologies for buildings, homes and industries. Honeywell’s products and solutions enable a safer, more comfortable and more productive world, enhancing the quality of life of people around the globe. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

On October 10, 2017 Honeywell announced its intention to separately spin off its homes product portfolio and ADI global distribution business, as well as its transportation systems business, into two stand-alone, publicly-traded companies. The planned separation transactions are intended to be tax-free spins to Honeywell shareowners for U.S. federal income tax purposes, and are expected to be completed by the end of 2018. The Company also announced that its Smart Energy business unit, previously part of Honeywell Home and Building Technologies, will immediately be integrated into the Process Solutions unit within Honeywell Performance Materials and Technologies.

The Exchange Offer

On November 21, 2017, in connection with private exchange offers, we issued $444,859,000 aggregate principal amount of Original Notes due 2047. As part of those issuances, we entered into a registration rights agreement, dated November 21, 2017, (the “Registration Rights Agreement”), with respect to the Original Notes with the dealer managers of the private exchange offers in which we agreed, among other things, to deliver this prospectus to you and use our commercially reasonable efforts to complete an exchange offer for the Original Notes. Below is a summary of the Exchange Offer.

The Exchange Offer

We are offering to exchange up to $444,859,000 aggregate principal amount of the outstanding Original Notes due 2047, for like principal amounts of Exchange Notes due 2047. You may tender Original Notes only in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. We will issue the Exchange Notes promptly after the expiration of the Exchange Offer. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn, and accepted by us. Subject to the satisfaction or waiver of the conditions of the Exchange Offer, all Original Notes that are validly tendered and not validly withdrawn will be accepted by us and exchanged. As of the date of this prospectus, $444,859,000 aggregate principal amount of Original Notes due 2047 is outstanding. The Original

Notes were issued under our Indenture, dated as of November 21, 2017 (as amended or supplemented, the “Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). If all outstanding Original Notes are tendered for exchange, there will be $444,859,000 aggregate principal amount of Exchange Notes due 2047 outstanding after the Exchange Offer.

Purpose of the Exchange Offer	The purpose of the Exchange Offer is to satisfy our obligations under the Registration Rights Agreement.

Expiration Date; Tenders	The Exchange Offer will expire at 5:00 p.m., New York City time, on January 29, 2018, unless we extend the period of time during which the Exchange Offer is open.

Settlement Date	The settlement date of the Exchange Offer will be as soon as practicable after the Expiration Date of the Exchange Offer.

Withdrawal Rights	Valid tenders of Original Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date. See “The Exchange Offer—Withdrawal Rights.”

Accrued Interest on the Exchange Notes and Original Notes

The Exchange Notes due 2047, will bear interest from November 21, 2017. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer	Our obligation to accept Original Notes tendered in the Exchange Offer is subject to the satisfaction of certain customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes

To participate in the Exchange Offer, you must follow the automatic tender offer program (“ATOP”) procedures established by The Depository Trust Company (“DTC”) for tendering the Original Notes held in book-entry form. The ATOP procedures require that the Exchange Agent receive, prior to the Expiration Date of the Exchange Offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your Original Notes; and

• you agree to be bound by the terms of the letter of transmittal.

The form of the letter of transmittal is set forth in Annex A to this prospectus.

For more details, please read “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Holders

If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Acceptance of Original Notes and Delivery of Exchange Notes

Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offer and not validly withdrawn before the applicable Expiration Date. The corresponding Exchange Notes will be delivered promptly after the applicable Expiration Date. See “The Exchange Offer—Terms of the Exchange Offer.”

Consequences of Not Exchanging Original Notes	If we complete the Exchange Offer, and you do not participate in it, then:

	•	your Original Notes will continue to be subject to the existing restrictions upon their transfer;

	•	we will have no further obligation to provide for the registration under the Securities Act of those Original Notes except under certain limited circumstances; and

	•	the liquidity of the market for your Original Notes could be adversely affected.

Material U.S. Federal Income Tax Considerations	Your exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the Exchange Agent (the “Exchange Agent”) in connection with the Exchange Offer. The address and telephone number of the Exchange Agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

Risk Factors	For a discussion of risk factors you should consider carefully before deciding to participate in the Exchange Offer, see “Risk Factors” beginning on page 6 of this prospectus.

Resale of Exchange Notes

We have not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer and, to the best of our information and belief, each person that will participate in the Exchange Offer will acquire the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the Exchange Offer.

Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will be deemed to acknowledge in writing at the time of the consummation of the Exchange Offer that:

•	the Original Notes have been and any Exchange Notes received by you will be acquired in the ordinary course of business;

•

you have no arrangement or understanding with any person to participate and are not engaged and do not intend to engage in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” as defined under Rule 405 of the Securities Act or, if you are an “affiliate” of the Company, you will comply (at your own expense) with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such Exchange Notes.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

The Exchange Notes

Issuer	Honeywell International Inc.

Securities Offered	Up to $444,859,000 aggregate principal amount of Exchange Notes due 2047.

The terms of the Exchange Notes are identical to the terms of the corresponding Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Maturity Date	November 21, 2047

Interest Rate	3.812%

The Exchange Notes will bear interest from November 21, 2017.

Interest Payment Dates

Interest on the Exchange Notes will be payable semi-annually in arrears on May 21 and November 21 of each year, commencing May 21, 2018, and at maturity. Interest payable on the Exchange Notes will be paid to the holders of record on the immediately preceding May 6 and November 6.

Optional Redemption

We may redeem the Exchange Notes at our option, in whole or in part, at any time prior to maturity, at the applicable redemption price to be determined using the procedure described in this prospectus under “Description of the Exchange Notes—Redemption.”

Ranking	The Exchange Notes will be unsecured and will rank equally with all of our senior unsecured debt.

Book Entry; Form and Denominations

The Exchange Notes will be represented by one or more fully registered global notes, which we refer to as the “Global Notes.” The Global Notes will be registered in the name of Cede & Co. as nominee for DTC. Beneficial interests in the Exchange Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

No Public Market

The Exchange Notes will be new securities for which there is currently no market. A market for any or all Exchange Notes may not develop, or if a market does develop, it may not provide adequate liquidity.

Trustee	Deutsche Bank Trust Company Americas.

Governing Law	The Indenture is, and the Exchange Notes will be, governed by the laws of the State of New York.

RISK FACTORS

An investment in the Exchange Notes may involve various risks. Prior to making a decision about participating in the Exchange Offer, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended September 30, 2017 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.

Risks Relating to the Exchange Offer

The trading market for unexchanged Original Notes could be limited

There is a risk that an active trading market in the unexchanged Original Notes will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged Original Notes may trade in the future.

Resale of the Original Notes is restricted

The Exchange Notes will be issued pursuant to a registration statement filed with the SEC of which this prospectus forms a part. We have not registered the Original Notes under the Securities Act or for public offerings outside the United States. Consequently, the Original Notes may not be offered or sold in the United States, unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. As a result, holders of Original Notes who do not participate in the Exchange Offer will continue to face restrictions on the resale of their Original Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offer and do not exchange your Original Notes in the Exchange Offer, you will no longer be entitled to have those Original Notes registered under the Securities Act.

Treatment of the Original Notes not exchanged

Original Notes not exchanged in the Exchange Offer will remain outstanding. The terms and conditions governing the Original Notes will remain unchanged. No amendments to these terms and conditions are being sought.

From time to time after the Expiration Date, we or our affiliates may acquire Original Notes that are not exchanged in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we or our affiliates may determine or as may be provided for in the documents governing the Original Notes (which may be on terms more or less favorable from those contemplated in the Exchange Offer and, in either case, could be for cash or other consideration).

Responsibility for complying with the procedures of the Exchange Offer

We will issue the Exchange Notes in exchange for your Original Notes only if you tender your Original Notes and deliver properly completed documentation for the Exchange Offer. You must electronically transmit your acceptance through DTC’s ATOP and deliver any other required documents to the Exchange Agent before the Expiration Date. See “The Exchange Offer—Procedures for Tendering” for a description of the procedures to be followed to tender your Original Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of Honeywell, the Exchange Agent, the Trustee, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The Exchange Offer may be canceled or delayed

The completion of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. As a result, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offer.

Completion, termination, waiver and amendment

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the Exchange Offer at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to the Exchange Offer, which we expect to make as soon as reasonably practicable after the applicable Expiration Date.

An active trading market for the Exchange Notes may not develop

There is no existing market for the Exchange Notes and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Exchange Notes;

•	outstanding amount of the Exchange Notes;

•	the terms related to optional redemption of the Exchange Notes; and

•	level, direction and volatility of market interest rates generally.

Honeywell has not made a recommendation as to whether you should tender Original Notes in the Exchange Offer, and Honeywell has not obtained a third-party determination that the Exchange Offer is fair to holders of Original Notes

Honeywell has not made, and will not make, any recommendation as to whether holders of Original Notes should tender their Original Notes pursuant to the Exchange Offer. Honeywell has not retained, and does not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Original Notes for purposes of negotiating the terms of the Exchange Offer, or preparing a report or making any recommendation concerning the fairness of the Exchange Offer. Holders of Original Notes must make their own independent decisions regarding their participation in the Exchange Offer.

Registration and prospectus delivery requirements of the Securities Act

If you exchange your Original Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offer. Our obligation to keep the registration statement, of which this prospectus forms a part, effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Risks Relating to the Exchange Notes

The Exchange Notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the Exchange Notes

The Exchange Notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our subsidiaries. The Indenture governing the Exchange Notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the Exchange Notes only after all debt secured by those assets has been repaid in full. Holders of the Exchange Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the Exchange Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Exchange Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Exchange Notes then outstanding would remain unpaid.

Negative covenants in the Indenture have a limited effect

The Indenture contains negative covenants that apply to us; however, the limitation on liens and limitation on sale and leaseback covenants contain exceptions that allow us to create, grant or incur liens or security interests with respect to our headquarters and certain other material facilities. See “Description of the Exchange Notes—Covenants.” In light of these exceptions, holders of the Exchange Notes may be structurally or contractually subordinated to new lenders.

Changes in our credit ratings may adversely affect the value of the Exchange Notes

We expect that the Exchange Notes will be rated by one or more nationally recognized statistical rating organizations. Such ratings are not recommendations to buy, sell or hold the Exchange Notes, are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the periods indicated:

Nine Months Ended September 30, 2017	Year Ended December 31,
	2016	2015	2014	2013	2012
20.05	16.99	18.43	16.01	14.79	10.08

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) income before taxes (b) amortization of capitalized interest and (c) fixed charges and (2) subtracting equity income net of distributions. Fixed charges is the sum of (y) rents (the equivalent of an appropriate portion of rentals representative of the interest factor on all rentals other than for capitalized leases) and (z) interest and other financial charges.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we completed the issuance of the Original Notes in connection with private exchange offers on November 21, 2017, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers. Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to file a registration statement with the SEC relating to the Exchange Offer. We also agreed to use our commercially reasonable efforts to (i) cause the registration statement to become effective with the SEC within 365 days (or if such 365th day is not a business day, the next succeeding business day) of the settlement date of the Original Notes and (ii) complete the Exchange Offer within 395 days of the settlement date of the Original Notes. The Registration Rights Agreement provides that we may be required to pay additional interest to the holders of the Original Notes if we fail to comply with such filing, effectiveness and exchange offer consummation requirements.

The Exchange Offer is not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities, blue sky or other laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and it is available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

We have not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer and, to the best of our information and belief, each person that will participate in the Exchange Offer will acquire the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the Exchange Offer.

Resale of Exchange Notes

Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will be deemed to acknowledge in writing at the time of the consummation of the Exchange Offer that:

•	the Original Notes have been and any Exchange Notes received by you will be acquired in the ordinary course of business;

•

you have no arrangement or understanding with any person to participate and are not engaged and do not intend to engage in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” as defined under Rule 405 of the Securities Act or, if you are an “affiliate” of the Company, you will comply (at your own expense) with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such Exchange Notes.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

With regard to broker-dealers, any broker-dealer who holds any Original Notes acquired for its own account as a result of market-making activities or other trading activities may participate in the Exchange Offer so long as the broker-dealer has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the Exchange Notes.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange Original Notes that are properly tendered before the Expiration Date and not validly withdrawn as permitted below. We will issue a like principal amount of Exchange Notes in exchange for the principal amount of the corresponding Original Notes tendered under the Exchange Offer.

The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that:

•	the offer and sale of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

•

holders of the Exchange Notes will not be entitled to any rights under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer, or to the additional interest provisions of the Registration Rights Agreement.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged.

We will not pay any accrued and unpaid interest on the Original Notes that we acquire in the Exchange Offer. Instead, interest on the Exchange Notes will accrue from the later of (i) the last interest payment date on which interest was paid on the Original Notes surrendered in exchange for the Exchange Notes or (ii) if the Original Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Description of Exchange Notes—Book Entry; Delivery and Form”, Exchange Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes—Book Entry; Delivery and Form”.

As of the date of this prospectus, $444,859,000 aggregate principal amount of Original Notes due 2047 is outstanding.

Our obligation to accept Original Notes for exchange in the Exchange Offer is subject to the conditions described below under “—Conditions to the Exchange Offer.”

Original Notes tendered in the Exchange Offer must be in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

We will conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to that effect to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If we do not accept any tendered Original Notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus, or otherwise, we will return those Original Notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offer.

Holders who tender the Original Notes will not be required to pay any fee or commission to the Exchange Agent, subject to the instructions in the letter of transmittal, transfer taxes on exchange of the Original Notes in connection with the Exchange Offer. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the Exchange Offer. See “—Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the Exchange Offer, any Original Notes which holders do not tender or which we do not accept in the Exchange Offer will remain outstanding and continue to accrue interest. The holders of the Original Notes after the Exchange Offer in general will not have further rights under the Registration Rights Agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the Original Notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the Exchange Offer, the term “Expiration Date” means 5:00 p.m., New York City time, on January 29, 2018, subject to our right to extend that time and date in our sole discretion, in which case the Expiration Date means the latest time and date to which the Exchange Offer is extended. If we have extended the period of time for which the Exchange Offer is open with respect to the Original Notes, the term “Expiration Date” means the latest date to which we extend the Exchange Offer.

We reserve the right, in our sole discretion, by giving oral or written notice to the Exchange Agent, to:

•	extend the Exchange Offer;

•	terminate the Exchange Offer if a condition to our obligation to exchange the Original Notes for the Exchange Notes is not satisfied or waived on or prior to the Expiration Date; and

•	amend the Exchange Offer.

If the Exchange Offer is amended in a manner that we determine constitutes a material change, we will extend the Exchange Offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the Exchange Offer would otherwise have expired during that two to ten business day period.

We will notify holders of the Original Notes of any extension, amendment or termination of the Exchange Offer by press release or other public announcement. We will announce any extension of the Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the Exchange Notes on the settlement date, which will be as soon as practicable after the Expiration Date of the Exchange Offer. We will not be obligated to deliver the Exchange Notes unless the Exchange Offer is consummated.

Conditions to the Exchange Offer

Notwithstanding any other provision of this prospectus, with respect to the Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes or complete the Exchange Offer, if at or prior to the Expiration Date:

(1)

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the Exchange Offer; or

(2)	the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If either of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the Exchange Offer and return all tendered Original Notes to the respective tendering holders

•	modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	to the extent lawful, waive the unsatisfied conditions with respect to the Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of a registration statement at the earliest possible time.

The Exchange Offer is not conditioned upon any minimum amount of Original Notes being tendered.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of the Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Original Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of the Original Notes on behalf of which the holder has tendered,

will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, thereby:

(1)

irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Original Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the Original Notes arising under, from or in connection with those Original Notes;

(2)

waive any and all rights with respect to the Original Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Original Notes; and

(3)

release and discharge us and the trustee for the Original Notes from any and all claims the holder may have, now or in the future, arising out of or related to the Original Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Original Notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the Original Notes tendered thereby.

In addition, by tendering the Original Notes in the Exchange Offer, each holder of the Original Notes will represent, warrant and agree that:

(1)	it has received this prospectus;

(2)

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Original Notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)

the Original Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Original Notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)

in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Original Notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the Exchange Agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date;

(6)

the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)

the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Original Notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of the Original Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those Original Notes;

(8)	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the Exchange Notes in the ordinary course of its business;

(10)

it is not participating in, and does not intend to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act;

(11)	it is not a broker-dealer who acquired the Original Notes directly from us for its own account;

(12)

it is not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act or, if it is an “affiliate” of the Company, it will comply (at its own expense) with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

(13)

if it is a broker-dealer and it will receive Exchange Notes for its own account in exchange for Original Notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the Exchange Notes.

The representations, warranties and agreements of a holder tendering the Original Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any Original Notes means any holder that exercises investment discretion with respect to those Original Notes.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offer.

Acceptance of Original Notes for Exchange and Delivery of Exchange Notes

On the settlement date, the Exchange Notes to be issued in exchange for the Original Notes in the Exchange Offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered Original Notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the Exchange Agent. Subject to the terms and conditions of the Exchange Offer, delivery of the Exchange Notes will be made by the Exchange Agent on the settlement date following receipt of that notice. The Exchange Agent will act as agent for tendering holders of the Original Notes for the purpose of receiving the Original Notes and transmitting the Exchange Notes as of the settlement date.

If any tendered Original Notes are not accepted for any reason described in the terms and conditions of the Exchange Offer, such unaccepted Original Notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the Exchange Offer.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Original Notes and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, none of us, the Exchange

Agent, the Trustee or any other person will incur any liability for failure to give such notification and is under no duty to give such information. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the exchange.

Procedures for Tendering

If you hold Original Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Original Notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offer.

Original Notes may be tendered and accepted for payment only in principal amounts equal to the minimum authorized denomination of $2,000 and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Original Notes must continue to hold Original Notes in at least $2,000 minimum denominations.

Any DTC participant may tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offer through DTC’s ATOP procedures for transfer before the Expiration Date of the Exchange Offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of the Exchange Offer, (as set forth in this prospectus) and the letter of transmittal and that Honeywell may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the Exchange Offer.

By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the Exchange Agent. However, you will be bound by its terms just as if you had signed it. The form of the letter of transmittal is set forth in Annex A to this prospectus.

The agent’s message and any other required documents must be transmitted to and received by the Exchange Agent prior to the Expiration Date at the address set forth on the back cover of this prospectus. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering—Original Notes Held with

DTC by a DTC Participant.” However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offer. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf on or prior to the Expiration Date in accordance with the terms of the Exchange Offer.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offer.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offer under the terms of this prospectus. Tendering Note holders must tender their Original Notes in accordance with the procedures set forth above.

Withdrawal Rights

Tenders of Original Notes in connection with any Exchange Offer may be withdrawn at any time prior to the Expiration Date. Tenders of Original Notes may not be withdrawn at any time thereafter, unless required by law.

Beneficial owners desiring to withdraw Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Original Notes subject to the notice and the principal amount of each series of Original Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Original Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

Exchange Agent

We have appointed Deutsche Bank Trust Company Americas as the Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Original Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

All other questions should be addressed to Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey, 07950, Attention: Investor Relations Department. Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of the Original Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by the letter of transmittal, must be received by the Exchange Agent at its address set forth on the back cover page of this prospectus prior to the Expiration Date. We will pay the Exchange Agent’s fees as set forth in an Exchange Agent Agreement between Honeywell and Deutsche Bank Trust Company Americas, as Exchange Agent, for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire, PR Newswire or Dow Jones News Service, such announcement shall be reasonable and sufficient.

Fees and Expenses

We have not retained any dealer manager in connection with the Exchange Offer and we will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offer, including out-of-pocket expenses for the Exchange Agent, will be paid by us. Holders who tender the Original Notes will not be required to pay any fee or commission to the Exchange Agent. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer.

Consequences of Exchanging or Failing to Exchange the Original Notes

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the Exchange Agent of an agent’s message from DTC through ATOP and confirmation of book-entry transfer of such Original Notes, and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offer will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing the Original Notes as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes would generally be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its Original Notes in the Exchange Offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights

The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement is available upon request to us at our address set forth under “Information Incorporated by Reference” and is included as an exhibit to the registration statement of which this prospectus forms a part.

On November 21, 2017, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers pursuant to which we agreed, for the benefit of the holders of the Original Notes, at our cost, to:

•

use commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Original Notes for a new series of notes having terms identical in all material respects to the Original Notes being exchanged, except that the Exchange Notes will not contain transfer restrictions; and

•

use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective within 365 days after the settlement date (or if such 365th day is not a business day, the next succeeding business day).

•	use our commercially reasonable efforts to complete the Registered Exchange Offer within 395 days of the initial settlement date for the Original Notes.

This prospectus is a part of a registration statement we have filed with the SEC. Promptly after this registration statement has been declared effective, we will commence the Registered Exchange Offer.

We have agreed to keep the Registered Exchange Offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the Registered Exchange Offer is mailed to the holders of the Original Notes.

If:

•	due to a change in law or in applicable interpretations of the staff of the SEC, we determine that we are not permitted to effect the Registered Exchange Offer;

•	for any other reason, the Registered Exchange Offer is not completed within 395 days after the settlement date (or if such 395th day is not a business day, the next succeeding business day);

•

any holder of Original Notes notifies us prior to the day that is 20 days following the completion of the Registered Exchange Offer that it was prohibited by law or SEC policy from participating in the Registered Exchange Offer (other than due solely to the status of such holder as an affiliate of ours); or

•

in the case of any holder of Original Notes that participates in the Registered Exchange Offer, such holder does not receive freely tradable Exchange Notes in the exchange for tendered Original Notes, other than by reason of such holder being an affiliate of ours (it being understood that the requirement that exchanging broker-dealers comply with the prospectus delivery requirements described in “The Exchange Offer—Resale of Exchange Notes” shall not result in their Exchange Notes being considered not freely tradable);

The Registration Rights Agreement provides that we will, at our cost:

•

use commercially reasonable efforts to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Original Notes and thereafter use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 210 days after the date, if any, on which we become obligated to file the Shelf Registration Statement (or if such 210th day is not a business day, the next succeeding business day);

•

if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective shelf registration statement for use by the holders of the Original Notes as the Shelf Registration Statement relating to the resales of such Original Notes by the holders thereof; and

•

use our commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period of two years from the settlement date or such shorter time that all Original Notes eligible to be sold under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

For each relevant holder, we have agreed to:

•	provide copies of the prospectus that is part of the Shelf Registration Statement;

•	notify each such holder when the Shelf Registration Statement has been filed or designated and when it has become effective; and

•	take certain other actions as are required to permit resales of the Original Notes pursuant to the Shelf Registration Statement.

A holder that sells Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of Original Notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have that holder’s Original Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

If:

•

neither the Registered Exchange Offer is completed within 395 days after the settlement date (or if such 395th day is not a business day, the next succeeding business day) nor the shelf registration has become effective within 210 days after the date, if any, on which we become obligated to file the Shelf Registration Statement (or if such 210th day is not a business day, the next succeeding business day);

•

the Exchange Offer Registration Statement has become effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness is cured within 365 days after the settlement date (or if such 365th day is not a business day, the next succeeding business day); or

•

the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for more than 120 days, whether or not consecutive, during any twelve-month period (each such event referred to in this bullet point and any of the previous two bullet points we refer to as a “registration default”);

then we will be required to pay additional interest to the holders of the Original Notes affected thereby, and additional interest will accrue on the principal amount of the Original Notes affected thereby, in addition to the stated interest on the Original Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum. Following the cure of all registration defaults, the accrual of additional interest on the Original Notes will cease and the interest rate will revert to the applicable original rate on the Original Notes. Any additional interest will be the exclusive remedy, monetary or otherwise, available to any holder of Original Notes with respect to any registration default.

The Registration Rights Agreement provides that a holder of Original Notes is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

DESCRIPTION OF THE EXCHANGE NOTES

For purposes of this section “Description of the Exchange Notes,” the terms “we,” “us,” and “our” shall refer to Honeywell International Inc. and not to its consolidated subsidiaries. “Holders” shall refer to holders of the Exchange Notes. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following is a summary of the material provisions of the Indenture and the Exchange Notes. Because this is a summary, it may not contain all the information that is important to you. You may obtain copies of the Indenture upon written request to the Trustee.

General

The Exchange Notes will be issued under the Indenture. The Exchange Notes will mature on November 21, 2047.

The Exchange Notes will be issued only in registered, book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be represented by one or more global notes deposited with DTC, or its nominee, and registered in book-entry form in the name of Cede & Co., DTC’s nominee.

The Exchange Notes will not be subject to a sinking fund. The Exchange Notes will be subject to defeasance as described under “Description of the Exchange Notes—Defeasance.”

The Indenture and the Exchange Notes do not limit the amount of indebtedness that may be incurred or the amount of securities which may be issued by us, and contain no financial or similar restrictions on us, except as described under “Description of the Exchange Notes—Covenants.”

If the scheduled maturity date or redemption date for the Exchange Notes falls on a day that is not a business day, the payment of principal and accrued interest will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date or redemption date, as the case may be.

Interest

Interest on the Exchange Notes will accrue at a rate per annum equal to 3.812% from the later of (i) the last interest payment date on which interest was paid on the Original Notes surrendered in exchange for the Exchange Notes or (ii) if the Original Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date. Interest on the Exchange Notes will be payable semi-annually in arrears on May 21 and November 21 of each year, commencing May 21, 2018, and at maturity. Interest payable on the Exchange Notes will be paid to the holders of record on the immediately preceding May 6 and November 6.

If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the Exchange Notes, create and issue further debt securities ranking equally with the debt securities of the Exchange Notes and having the same terms in all respects (other than the issue date, the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that such additional debt securities shall not be issued with the same CUSIP number as the Exchange Notes, unless such additional debt securities are issued for U.S. federal income tax purposes in a “qualified reopening” or are otherwise treated as part of the same issue for U.S. federal income tax purposes. Such further debt securities will be consolidated and form a single series with the Exchange Notes.

Redemption

Optional Redemption of the Exchange Notes

The Exchange Notes are redeemable at our option, in whole or in part, at any time or from time to time, upon mailed notice to the registered address of each holder of Exchange Notes to be redeemed at least 10 days but not more than 60 days prior to the redemption.

Prior to May 21, 2047 (six months prior to the maturity date of the Exchange Notes (the “Par Call Date”)), the redemption price will be equal to the greater of:

(i)	100% of the aggregate principal amount of the Exchange Notes to be redeemed; and

(ii)

the sum of the present values of the Remaining Scheduled Payments on such Exchange Notes that would be due if such Exchange Notes matured on the Par Call Date (not including the amount, if any, of accrued and unpaid interest to, but excluding, the date of redemption), discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 15 basis points.

If we redeem the Exchange Notes on or after the Par Call Date, we will pay a redemption price equal to 100% of the aggregate principal amount of such Exchange Notes to be redeemed.

Accrued interest on the Exchange Notes will be paid to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Exchange Notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes called for redemption calculated, with respect to Exchange Notes redeemed prior to the Par Call Date, as if the maturity date of the Exchange Notes were the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by us, of the Reference Treasury Dealer Quotations for that redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and Goldman Sachs & Co. LLC, and each of their respective successors. If any one shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Exchange Notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Exchange Notes called for redemption, the amount of the next succeeding scheduled interest payment on such Exchange Notes will be reduced by the amount of interest accrued to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed to each holder of the Exchange Notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the Exchange Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Exchange Notes to be redeemed on that date. If less than all of the Exchange Notes are to be redeemed, the Exchange Notes to be redeemed shall be selected by the Trustee in accordance with the procedures of DTC.

Book Entry; Delivery and Form

Exchange Notes in Global Form

The certificates representing the Exchange Notes will be issued in one or more permanent global notes in definitive, fully registered form without interest coupons, and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the account of participants (the Book-Entry Interests). Except in the limited circumstances described below under “—Certificated Notes,” owners of Book-Entry Interests will not be entitled to receive physical delivery of certificated Exchange Notes.

Ownership of Book-Entry Interests will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Ownership of Book-Entry Interests will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder represented by such Global Note for all purposes under the Indenture and the Exchange Notes. No beneficial owner of a Book-Entry Interest will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of Book-Entry Interests will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The Trustee will send any notices in respect of the Exchange Notes held in book-entry form to DTC or its nominee.

Neither DTC nor its nominee will consent or vote with respect to the Exchange Notes unless authorized by a participant in accordance with DTC procedures. Under its usual procedures, DTC mails an omnibus proxy to Honeywell as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those participants to whose account the Exchange Notes are credited on the record date.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Honeywell nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

Honeywell expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective Book-Entry Interests in the principal amount of such Global Note as shown on the records of DTC or its nominee, Honeywell also expects that payments by participants to owners of Book-Entry Interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Honeywell expects that DTC will take any action permitted to be taken by a holder (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.

Any money that we deposit with the Trustee or any paying agent for the payment of principal or any interest on any Global Note that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the Global Note will be able to seek any payment to which that holder may be entitled to collect only from us.

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

Under the terms of the Indenture, owners of the Book-Entry Interests will receive certificated Exchange Notes, only if:

(1)

DTC notifies Honeywell that it is unwilling or unable to continue to act as depositary for the Global Notes, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by Honeywell within 90 days; or

(2)	DTC so requests following an event of default under the Indenture; or

(3)	Honeywell in its discretion, subject to DTC’s procedures, at any time determines not to have all of the Exchange Notes represented by one or more Global Notes.

In the case of the issuance of certificated Exchange Notes, the holder of a certificated Exchange Note may transfer such note by surrendering it to the registrar or a transfer agent. In the event of a partial transfer or a partial redemption of a holding of certificated Exchange Notes represented by one certificated Exchange Note, a certificated Exchange Note shall be issued to the transferee in respect of the part transferred and a new certificated Exchange Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that certificated Exchange Notes shall be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The cost of preparing, printing, packaging and delivering the certificated Exchange Notes shall be borne by Honeywell.

Honeywell shall not be required to register the transfer or exchange of certificated Exchange Notes for a period of 15 calendar days preceding the record date for any payment of interest on the Exchange Notes. Also, Honeywell is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated Exchange Note, the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. Honeywell may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the Exchange Notes.

Certificated Exchange Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the Indenture.

Ranking

The Exchange Notes will be senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured debt and senior to any subordinated debt we may incur.

The Trustee

Deutsche Bank Trust Company Americas will be the Trustee with respect to the Exchange Notes. We and our affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. An affiliate of the Trustee is a participant in our $1.5 billion 364-Day Credit Agreement maturing in April 2018 and our $4.0 billion Amended and Restated Five Year Credit Agreement, maturing in April 2022.

The Indenture will contain certain limitations on the right of the Trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on the Exchange Notes issued pursuant to the Indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The Indenture will not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to the Indenture are in default, it must eliminate such conflict or resign.

Governing Law

The Indenture and the Exchange Notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Covenants

Except as described below, we are not restricted by the Indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the Indenture does not contain any covenants or other provisions that limit our right to incur additional indebtedness. The Indenture does not contain any provisions that require us to repurchase or redeem or otherwise modify the terms of the Exchange Notes upon a change in control or other events that may adversely affect the creditworthiness of the Exchange Notes, such as for example, a highly leveraged transaction.

Unless otherwise indicated in this prospectus, covenants contained in the Indenture, which are summarized below, are applicable to the Exchange Notes so long as any of the debt securities are outstanding.

Limitation on Mortgages. In the Indenture, we covenant not to issue, assume or guarantee any indebtedness for borrowed money secured by liens on:

•	any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property; or

•

any shares of capital stock or indebtedness of any subsidiary owning such property, without equally and ratably securing the debt securities, subject to exceptions specified in the Indenture. These exceptions include:

o	existing liens on our property or liens on property of corporations at the time those corporations become our subsidiaries or are merged with us;

o	liens existing on property when acquired, or incurred to finance the purchase price of that property;

o	certain liens on property to secure the cost of development of, or improvements on, that property;

o	certain liens in favor of or required by contracts with governmental entities; and

o	indebtedness secured by liens otherwise prohibited by the covenant not exceeding 10% of the consolidated net tangible assets of Honeywell and our consolidated subsidiaries.

Limitation on Sale and Lease-Back. We also covenant not to enter into any sale and lease-back transaction covering any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property, unless:

•

we would be entitled under the provisions described under “—Limitation on Mortgages” to incur debt equal to the value of such sale and lease-back transaction, secured by liens on the property to be leased, without equally securing the outstanding debt securities; or

•

we, during the four months following the effective date of such sale and lease-back transaction, apply an amount equal to the value of such sale and lease-back transaction to the voluntary retirement of long-term indebtedness of Honeywell or our subsidiaries.

Consolidation, Merger and Sale of Assets. The Indenture provides that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

•

the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the Indenture on our part;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the Indenture, and the predecessor corporation shall be released from all obligations and covenants under the Indenture and the Exchange Notes.

The Indenture does not restrict, or require us to redeem or permit holders to cause redemption of the Exchange Notes in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of the Exchange Notes do not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the Exchange Notes would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Notices and Waiver

The Indenture provides that if an event of default shall have occurred and be continuing with respect to the Exchange Notes, then either the Trustee or the holders of not less than 25% in outstanding principal amount of the Exchange Notes may declare to be due and payable immediately the outstanding principal amount of the Exchange Notes, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the Exchange Notes, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the Trustee or the holders.

Under the Indenture, an event of default with respect to the Exchange Notes is any one of the following events:

(1)	default for 30 days in payment when due of any interest due with respect to the Exchange Notes;

(2)	default in payment when due of principal of or of premium, if any, on the Exchange Notes;

(3)

default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 90 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the principal amount of the Exchange Notes then outstanding (with a copy to the Trustee if given by holders) (except in the case of a default with respect to certain consolidations, mergers, or sales of assets as set forth in the Indenture, which constitute an event of default with such notice requirement but without such passage of time requirement), provided, however, that the sole remedy of holders of the securities for an event of default relating to the failure to file any documents or reports that Honeywell is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act to provide such documents or reports, within 30 days after filing with the SEC, to the Trustee pursuant to the Indenture, will for the first 60 days after the occurrence of such an event of default, or such shorter period until such event of default has been cured or waived, consist exclusively of the right to receive additional interest on the securities at an annual rate equal to 0.25% of the outstanding principal amount of the securities, and that, on the 61st day after such event of default (if such event of default is not cured or waived prior to such 61st day), the securities will be subject to acceleration as provided in the Indenture; and

(4)	certain events of bankruptcy, insolvency and reorganization.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Exchange Notes, give to the holders of the Exchange Notes notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any of the Exchange Notes, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or specified officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Exchange Notes. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority in outstanding principal amount of the Exchange Notes may, subject to certain exceptions, on behalf of the holders of the Exchange Notes direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee.

The Indenture includes a covenant that we will file annually with the Trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the Exchange Notes may on behalf of the holders of the Exchange Notes rescind a declaration of acceleration or waive any past default or event of default with respect to the Exchange Notes except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any of the Exchange Notes or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of the Exchange Notes.

No holder of the Exchange Notes has any right to institute any proceeding with respect to the Indenture or the Exchange Notes or for any remedy thereunder unless:

•	such holder shall have previously given to the Trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the Exchange Notes have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the Trustee to institute such proceeding as Trustee;

•	the Trustee has not received from the holders of a majority in outstanding principal amount of the Exchange Notes a direction inconsistent with such request; and

•	the Trustee has failed to institute such proceeding within 90 calendar days of such notice.

However, such limitations do not apply to a suit instituted by a holder of the Exchange Notes for enforcement of payment of the principal of, or interest or premium, if any, on the Exchange Notes on or after the respective due dates expressed in the Exchange Notes after any applicable grace periods have expired.

Modification and Waiver

The Trustee and we may amend or supplement the Indenture or the Exchange Notes without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the Indenture;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of the Exchange Notes and that does not adversely affect any such holder; or

•	comply with SEC requirements in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

In addition, except as described below, modifications and amendments of the Indenture or the Exchange Notes may be made by the Trustee and us with the consent of the holders of a majority in outstanding principal amount of the Exchange Notes affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	change the stated maturity of, or time for payment of interest on, any of the Exchange Notes;

•	reduce the principal amount of, or the rate of interest on or the premium payable upon the redemption of, if any, any of the Exchange Notes;

•	change the place or currency of payment of principal of, or interest or premium, if any, on any of the Exchange Notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Exchange Notes on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of the Exchange Notes where holders must consent to an amendment, supplement or waiver.

Defeasance

The Indenture provides that we will be discharged from any and all obligations in respect of the Exchange Notes (except for certain obligations to register the transfer or exchange of the Exchange Notes, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on the Exchange Notes), upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of (and premium, if any) and interest, if any, in respect of the Exchange Notes on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the Trustee of an opinion of counsel reasonably satisfactory to the Trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of the Exchange Notes, other than our covenant to pay the amounts due and owing with respect to such debt securities. Thereafter, any such omission shall not be an event of default with respect to the Exchange Notes, upon the deposit with the Trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay any installment of principal of (and premium, if any) and interest, if any, in respect of the Exchange Notes on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the Indenture and the Exchange Notes other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the Trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event that we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the Exchange Notes are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the Trustee will be sufficient to pay amounts due on the Exchange Notes at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the Exchange Notes.

Satisfaction and Discharge

At our option, we may satisfy and discharge the Indenture with respect to the Exchange Notes (except for specified obligations of the Trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) the Exchange Notes previously authenticated and delivered under the Indenture have been delivered to the Trustee for cancellation or (b) all of the Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and we have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on the Exchange Notes;

•	we have paid or caused to be paid all other sums payable under the Indenture with respect to the Exchange Notes by us; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture as to the Exchange Notes have been satisfied.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to a holder that exchanges Original Notes for Exchange Notes pursuant to the Exchange Offer. This discussion does not address considerations that may be relevant to a holder that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities, trader in securities or commodities that elects mark to market treatment, person holding Original Notes or that will hold Exchange Notes as a position in a “straddle,” conversion or integrated transaction, tax exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes or any partner therein, a person who is liable for the alternative minimum tax, nonresident alien individual present in the United States for 183 days or more in a taxable year, U.S. expatriate, or a U.S. person whose “functional currency” is not the U.S. dollar. In addition, this discussion does not describe the application of the Medicare net investment income tax, or any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax. This discussion assumes that the Original Notes and Exchange Notes are held as “capital assets” by the holder for U.S. federal income tax purposes, and only addresses holders that acquire Exchange Notes pursuant to the Exchange Offer.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”) and judicial decisions, all of which are subject to change, possibly with retroactive effect.

As used herein, a “U.S. Holder” is a citizen or resident of the United States or a domestic corporation or any other person that is otherwise subject to U.S. federal income tax on a net income basis in respect of the Notes. A “Non-U.S. Holder” is a beneficial owner of Notes that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. Holder.

Tax Consequences to Holders who Participate in the Exchange Offer

An exchange of Original Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in the Exchange Notes will equal the U.S. Holder’s tax basis in the Original Notes, and the holding period for the Exchange Notes will include the U.S. Holder’s holding period for the Original Notes.

Tax Consequences to U.S. Holders of Holding and Disposing of Exchange Notes

Issue Price of the Exchange Notes

Since an exchange of Original Notes for Exchange Notes is not a taxable event for U.S. federal income tax purposes, the adjusted issue price of the Exchange Notes will equal the adjusted issue price of the Original Notes.

Stated Interest on the Exchange Notes

Payments of stated interest on the Exchange Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time that the payments accrue or are received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Market Discount

A U.S. Holder has market discount on an Exchange Note if its tax basis for the Exchange Note is less than its adjusted issue price by more than a specified de minimis amount. Generally, if there is a market discount on an Exchange Note, a U.S. Holder may elect to include the discount in income on a current basis as it accrues (on either a ratable or constant-yield basis). If the election is not made, the portion of any gain realized on a sale of the Exchange Note attributable to accrued market discount must be treated as ordinary income. In addition, a U.S. Holder would be required to defer the deduction of a portion of any interest paid on any indebtedness incurred or maintained to purchase or carry the Exchange Note. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which the election applies and is revocable only with the consent of the IRS. The tax treatment of any Original Notes acquired with market discount will not change as a result of the Exchange Offer, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph.

Amortizable Bond Premium

If a U.S. Holder’s adjusted tax basis in an Exchange Note is greater than the stated principal amount of the Exchange Note, the U.S. Holder will be considered to have acquired the Note with “amortizable bond premium.” A U.S. Holder may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Exchange Note. This election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the Exchange Note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the Exchange Note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the Exchange Note to maturity generally will be required to treat the premium as capital loss when the Exchange Note matures. The tax treatment of any Original Notes acquired at a premium will not change as a result of the Exchange Offer, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph. U.S. Holders should consult their tax advisors about the election to amortize bond premium.

Sale, Exchange, Redemption or Other Disposition of Exchange Notes

Upon the disposition of an Exchange Note by sale, exchange, redemption or otherwise, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued but unpaid interest, which will be subject to tax as such) and the holder’s adjusted tax basis in the Exchange Note. A U.S. Holder’s adjusted tax basis in an Exchange Note will generally be its initial tax basis (as described above under “Tax Consequences to Holders who Participate in the Exchange Offer”), increased by any market discount included in income and reduced by any bond premium amortized during the U.S. Holder’s holding period for the Exchange Note. Subject to the market discount discussion above, any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Exchange Note exceeded one year at the time of the disposition. Certain non-corporate U.S. Holders are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The ability of a U.S. Holder to deduct a capital loss is subject to limitations under the Code.

Tax Consequences to Non-U.S. Holders of Holding and Disposing of Exchange Notes

Subject to the discussions below under “FATCA” and “Information Reporting and Backup Withholding for U.S. Holders and Non-U.S. Holders,” payments of interest on the Exchange Notes to a Non-U.S. Holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption, provided that the Non-U.S. Holder (i) does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership, and (ii) has provided a properly completed form W-8BEN or W-8BEN-E or other IRS Form W-8, signed under penalties of perjury, establishing its status as a Non-U.S. Holder (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder). IRS forms may be obtained from the IRS website at www.irs.gov. If you provide an incorrect taxpayer identification number, you may be subject to penalties imposed by the IRS.

Subject to the discussions below under “FATCA” and “Information Reporting and Backup Withholding for U.S. Holders and Non-U.S. Holders,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other disposition of Exchange Notes.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Exchange Notes will generally be subject to 30% U.S. withholding tax on interest payments on the Exchange Notes (and, starting on January 1, 2019, principal payments on the Exchange Notes and gross proceeds from the sale or other taxable disposition of the Exchange Notes) if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. If any taxes are required to be deducted or withheld from any payments in respect of the Exchange Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Exchange Notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Exchange Notes.

Information Reporting and Backup Withholding for U.S. Holders and Non-U.S. Holders

In general, payments of interest on the Exchange Notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the Exchange Notes may be subject to information reporting unless a U.S. Holder is an exempt recipient. Backup withholding may apply to such payments unless the U.S. Holder (i) is an exempt recipient and establishes this fact if required, or (ii) provides an accurate taxpayer identification number and certifies that it is a U.S. person and that no loss of exemption from backup withholding has occurred. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of the information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder will be allowed as a credit against the Holder’s U.S. federal income tax liability and may entitle the Holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued under the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds any Original Notes acquired for its own account as a result of market-making activities or other trading activities may participate in the Exchange Offer so long as the broker-dealer has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the consummation of the Exchange Offer we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. The 180 days shall be exclusive of any period during which any stop order shall be in effect suspending the effectiveness of this registration statement; provided that this period shall not extend beyond the date on which any broker-dealer electing to exchange securities acquired for its own account as a result of market-making activities or other trading activities is no longer required to deliver a prospectus in connection with the resale of the Exchange Notes. In addition, during this 180-day period all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to the above, for a period of 180 days following the consummation of the Exchange Offer, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to exchange Original Notes or procure holders of Original Notes to exchange such notes for Exchange Notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to exchange Original Notes or procure holders of Original Notes to exchange such notes for Exchange Notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell any Exchange Notes it may receive in exchange for Original Notes solely outside the United States.

EXPERTS

The consolidated financial statements as of and for the two years ended December 31, 2016 incorporated by reference in this prospectus from Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Honeywell’s internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2014 incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters will be passed upon for Honeywell by Jeffrey N. Neuman, Vice President, Corporate Secretary and Deputy General Counsel of Honeywell. As of November 28, 2017 Mr. Neuman had 9,967.4 restricted stock units and options to acquire 123,940 shares of Honeywell common stock; as of that date, 79,197 options had vested.

Annex A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to
Honeywell International Inc.

Offer to exchange any and all of Honeywell International’s outstanding unregistered 3.812% Notes due 2047 (CUSIP Nos. 438516BR6 and U4389JAA6) for $444,859,000 aggregate principal amount of its new 3.812% Notes due 2047 (CUSIP No. 438516BS4) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

This document relates to the exchange offer (the “Exchange Offer”) made by Honeywell International Inc. (the “Issuer” or “the Company”) to exchange any and all of its unregistered $444,859,000 aggregate principal amount 3.812% Notes due 2047 (the “Original Notes”) for new 3.812% Notes due 2047 (the “Exchange Notes”) that have been registered under the Securities Act. The Original Notes and the Exchange Notes are collectively referred to herein as the “Notes.” The Exchange Offer is described in the Prospectus dated December 28, 2017 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on January 29, 2018, unless extended by the Issuer (such date and time, as they may be extended, the “Expiration Date”). Tendered Original Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of the Original Notes set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” the Issuer will accept for settlement the Original Notes that have been validly tendered (and not subsequently validly withdrawn). The Issuer will deliver the Exchange Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange Offer is:
Deutsche Bank Trust Company Americas

All correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Original Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number below:

By Mail:
DB Services Americas, Inc.
MS: JCK01-0218
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By E-mail:
DB.Reorg@db.com

By Facsimile (Eligible Institutions Only):
615-866-3889

Telephone Assistance (877) 843-9767

This Letter of Transmittal is to be used by holders of the Original Notes. Tender of the Original Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Original Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Original Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender the Original Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The Exchange Notes will be issued in full exchange for the Original Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book-entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the agreeing Holder hereby tenders to the Issuer the aggregate principal amount of Original Notes credited by the tendering Holder to the Exchange Agent’s account at DTC using ATOP.

The tendering Holder understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Issuer has waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuer if, as and when the Issuer gives oral or written notice thereof to the Exchange Agent. The tendering Holder understands that, subject to the terms and conditions, the Original Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for the Exchange Notes. The tendering Holder understands that, under certain circumstances, the Issuer may not be required to accept any of the Original Notes tendered (including any such Original Notes tendered after the Expiration Date). If any Original Notes are not accepted for exchange for any reason (or if the Original Notes are validly withdrawn), such Original Notes will be returned, without expense, to the tendering Holder’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

The Securities and Exchange Commission (the “SEC”) has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of Exchange Notes received in exchange for an unsold allotment from the original sale of the Original Notes) with the Prospectus. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days following the consummation of the Exchange Offer the Company will make the Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. The 180 days shall be exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the registration statement; provided that this period shall not extend beyond the date on which any broker-dealer electing to exchange securities acquired for its own account as a result of market-making activities or other trading activities is no longer required to deliver a prospectus in connection with the resale of the Exchange Notes. By accepting the Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer acknowledges and agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of such Exchange Notes and that, upon receipt of notice from the Company of the happening of any event that makes any statement in the Prospectus untrue in any material respect or that requires the making of any changes in the Prospectus in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, such broker-dealer will suspend use of the Prospectus until (i) the Company has amended or supplemented the Prospectus to correct such misstatement or omission and (ii) either the Company has furnished copies of the amended or supplemented Prospectus to such broker-dealer or, if the Company has not otherwise agreed to furnish such copies and declines to do so after such broker-dealer so requests, such broker-dealer has obtained a copy of such amended or supplemented Prospectus as filed with the SEC. Except as described above, the Prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of the Exchange Notes. A broker-dealer that acquired Original Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer.

The tendering Holder acknowledges that the Exchange Offer is being made upon the belief that, based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, the Exchange Notes issued under the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Offer as in other circumstances. The tendering Holder represents that it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in a distribution of the Exchange Notes. If any holder of the Original Notes is an “affiliate” of the Company (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable or intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, such holder (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. If the tendering Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it represents and acknowledges that it will deliver a prospectus (or to the extent permitted by law, make a prospectus available to purchasers) in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the tendering Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the tendering Holder, or the beneficial holder of the Original Notes on behalf of which the tendering Holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

•

irrevocably sell, assign and transfer to or upon the order of the Issuer or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the tendering Holder’s status as a holder of, all Original Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuer or any fiduciary, trustee, fiscal agent or other person connected with the Original Notes arising under, from or in connection with such Original Notes;

•	waive any and all rights with respect to the Original Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Original Notes; and

•

release and discharge the Issuer and Deutsche Bank Trust Company Americas, as the trustee for the Original Notes from any and all claims the tendering Holder may have, now or in the future, arising out of or related to the Original Notes tendered hereby, including, without limitation, any claims that the tendering Holder is entitled to receive additional principal or interest payments with respect to the Original Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Original Notes tendered hereby.

The tendering Holder understands that tenders of the Original Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Original Notes by the Issuer will, following such acceptance, constitute a binding agreement between the tendering Holder and the Issuer upon the terms and conditions.

By tendering the Original Notes in the Exchange Offer, the tendering Holder represents, warrants and agrees that:

•	it has received the Prospectus;

•

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Original Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•

the Original Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuer will acquire good, indefeasible and unencumbered title to such Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuer accepts the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Original Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Original Notes, the tendering Holder has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuer or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•

the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•

the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Original Notes tendered hereby in favor of the Issuer or any other person or persons as the Issuer may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Original Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Issuer or their nominees such Original Notes;

•	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the Exchange Notes in the ordinary course of its business;

•

it is not participating in, and does not intend to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act;

•	it is not a broker-dealer who acquired the Original Notes directly from the Issuer for its own account;

•

it is not an “affiliate” of the Company, within the meaning of Rule 405 of the Securities Act or, if it is an “affiliate” of the Company, it will comply (at its own expense) with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•

if it is a broker-dealer and it will receive Exchange Notes for its own account in exchange for Original Notes that it acquired as a result of market-making activities or other trading activities, it will deliver a Prospectus in connection with any resale of the Exchange Notes.

The representations, warranties and agreements of a holder tendering the Original Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Original Notes means any holder that exercises investment discretion with respect to such Original Notes.

The tendering Holder understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuer, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two to ten business day period.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the tendering Holder hereunder shall be binding upon the tendering Holder’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the tendering Holder and shall not be affected by, and shall survive, the death or incapacity of the tendering Holder.

By crediting the Original Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF
THE EXCHANGE OFFER

1. Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of the Original Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to the Expiration Date.

2. Validity of Tenders

The Issuer will determine in their sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Original Notes and withdrawal of tendered Original Notes. The Issuer’s determination will be final and binding. The Issuer reserves the absolute right to reject any Original Notes not properly tendered or any acceptance of the Original Notes that would, in the opinion of its counsel, be unlawful. The Issuer also reserves the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of the Original Notes, none of the Issuer, the Exchange Agent, the Trustee and any other person will incur any liability for failure to give such notification and is under no duty to give such information. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3. Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4. No Conditional Tender

No alternative, conditional, irregular or contingent tender of the Original Notes will be accepted.

5. Request for Assistance

Requests for assistance regarding the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address, telephone numbers or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

6. Withdrawal

Tenders of the Original Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

7. Transfer Taxes

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuer to register the Exchange Notes in the name of, or request that the Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE ORIGINAL NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Honeywell International Inc.

Offer to Exchange

$444,859,000 aggregate principal amount of
3.812% Notes due 2047

for

$444,859,000 aggregate principal amount of
3.812% Notes due 2047
that have been registered under the Securities Act

The Exchange Agent for the Exchange Offer is:
Deutsche Bank Trust Company Americas

All correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Original Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number below:

By Mail:
DB Services Americas, Inc.
MS: JCK01-0218
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By E-mail:
DB.Reorg@db.com

By Facsimile (Eligible Institutions Only):
615-866-3889

Telephone Assistance (877) 843-9767

PROSPECTUS

December 28, 2017.